UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2004

Columbia Bancorp

(Exact Name of Registrant as Specified in Charter)

Maryland	000-24302	52-1545782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7168 Columbia Gateway Drive, Columbia, Maryland	21046
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (410) 423-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 5.02(d) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported on the Current Report on Form 8-K filed October 6, 2004, the Board of Directors of Columbia Bancorp and the Board of Directors of The Columbia Bank, a wholly-owned subsidiary of Columbia Bancorp, elected James J. Winn, Jr. as a Director, to serve until the next annual meeting of shareholders, effective upon his acceptance of the appointment. Mr. Winn accepted the position on October 5, 2004. On June 30, 2004, Mr. Winn retired from his position as a partner of the law firm Piper Rudnick LLP. Piper Rudnick LLP, in the normal course of business, has served as the Company’s corporate counsel since inception. On November 30, 2004, the Board of Directors approved Mr. Winn’s appointment to serve on the Audit Committee and the Corporate Governance and Nominating Committee.

(Signature on following page.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANCORP

/s/ John A. Scaldara, Jr.
Name:	John A. Scaldara, Jr.
Title:	President

Date: December 2, 2004